Exhibit 4.c

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SECOND AMENDED AND RESTATED CEH PLEDGE AGREEMENT

By

CROWN EUROPEAN HOLDINGS S.A.,

as Pledgor

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Euro Collateral Agent

Dated as of November 18, 2005

SECOND AMENDED AND RESTATED CEH PLEDGE AGREEMENT

SECOND AMENDED AND RESTATED CEH PLEDGE AGREEMENT (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, this “Agreement”) dated as of February 26, 2003 and as amended and restated as of September 1, 2004, and as further amended and restated as of November 18, 2005, among CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France (“Pledgor”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Euro Collateral Agent (in such capacity, and together with any successors in such capacity, the “Euro Collateral Agent”) for the Secured Parties (as hereinafter defined).

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WHEREAS, on February 26, 2003 (the “Original Effective Date”), Citicorp Trustee Company Limited (the “Existing Euro Collateral Agent”) and the Pledgor entered into the CEH Pledge Agreement (the “Original Agreement”) and the Original Credit Agreement (as hereinafter defined).

WHEREAS, on the Original Effective Date, CROWN Americas LLC (f/k/a Crown Cork & Seal Americas, Inc. and CROWN Americas, Inc.) (“Crown Usco”), as U.S. borrower, the Pledgor, as European Borrower, the subsidiary borrowers named therein, Crown Holdings, Inc. (“Crown Holdings”), Crown International Holdings, Inc. (“Crown International”) and Crown Cork & Seal Company, Inc. (“CCSC”), the lenders from time to time party thereto, Citicorp North America, Inc., as administrative agent (the “Existing Administrative Agent”), Citibank International, plc, as U.K. administrative agent (the “Existing U.K. Administrative Agent”), Deutsche Bank Securities Inc. (“DBSI”), as syndication agent, DBSI and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners, ABN AMRO Incorporated, as joint bookrunner, and ABN AMRO Bank N.V., as documentation agent, entered into that certain credit agreement (the “Original Credit Agreement”).

WHEREAS, on the Original Effective Date, (i) Pledgor issued $1,085,000,000 in aggregate principal amount of Second Priority Dollar Notes (as hereinafter defined) and €285,000,000 in aggregate principal amount of Second Priority Euro Notes (as hereinafter defined), in each case under an indenture dated as of the Original Effective Date among Pledgor, the guarantors named therein and the Second Priority Notes Trustee (as hereinafter defined) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement (as hereinafter defined), the “Second Priority Notes Indenture”) and (ii) each of the Guarantors (as defined in the Second Priority Notes Indenture) guaranteed the Obligations of Pledgor under the Second Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees by the Guarantors of the Obligations of Pledgor under the Second Priority Notes Indenture, the “Second Priority Notes Guarantees”).

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WHEREAS, on the Original Effective Date, (i) Pledgor issued $725,000,000 in aggregate principal amount of Third Priority Notes (as hereinafter defined) under an indenture dated as of the Original Effective Date among Pledgor, the guarantors named therein and the Third Priority Notes Trustee (as hereinafter defined) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “Third Priority Notes Indenture”) and (ii) each of the Guarantors (as defined in the Third Priority Notes Indenture) guaranteed the Obligations of Pledgor under the Third Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees by the Guarantors of the Obligations of Pledgor under the Third Priority Notes Indenture, the “Third Priority Notes Guarantees”).

WHEREAS, on September 1, 2004 (the “First Amendment Effective Date”), (i) Pledgor issued €350,000,000 of First Priority Notes (as hereinafter defined) under an indenture dated as of the First Amendment Effective Date among Pledgor, the guarantors named therein and the First Priority Notes Trustee (as hereinafter defined) (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement, the “First Priority Notes Indenture”), the proceeds of which were used (together with the proceeds of Loans under the 2004 Credit Agreement (as hereinafter defined)) to refinance (the “Refinancing”) in full all outstanding Term B Loans (as defined in the Original Credit Agreement) and terminate the Obligations and Commitments (each as defined in the Original Credit Agreement) under the Original Credit Agreement and (ii) each of the Guarantors is guaranteeing the Obligations of Pledgor under the First Priority Notes Indenture (as amended, amended and restated, supplemented or otherwise modified from time to time and together with any future guarantees by the Guarantors of the Obligations of Pledgor under the First Priority Notes Indenture, the “First Priority Notes Guarantees”).

WHEREAS, on the First Amendment Effective Date, the Existing U.K. Collateral Agent and Pledgor entered into that certain First Amended and Restated CEH Pledge Agreement (the “First Amendment”).

WHEREAS, on the First Amendment Effective Date, the Credit Parties (as defined in the 2004 Credit Agreement) entered into that certain credit agreement (the “2004 Credit Agreement”).

WHEREAS, on October 6, 2004 Crown Euroco issued an additional $110,000,000 of First Priority Notes under the First Priority Notes Indenture, the proceeds of which were used to extend a loan to Crown Usco to repay its outstanding term loan under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, on the date hereof, Crown Usco and Crown Americas Capital Corp. (“Crown Capital”) intend to issue $1,100,000,000 of senior unsecured notes (the “Senior Notes”) under two indentures, each dated as of the date hereof among each of Crown Usco and Crown Capital, as applicable, the guarantors named therein and Citibank, N.A., as senior notes trustee under each indenture (collectively, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time as permitted by the Credit Agreement (as hereinafter defined), the “Senior Notes Indenture”), the proceeds of which shall be used

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(together with the proceeds of the Loans under the Credit Agreement and certain cash proceeds from the sale of CCSC plastic closures division) to refinance (the “Refinancing”) not less than 66 2/3% of the outstanding Second Priority Notes and 66 2/3% of the outstanding Third Priority Notes, to repay in full all Loans under and terminate the Obligations and Commitments (each as defined in the 2004 Credit Agreement) under the 2004 Credit Agreement and for general corporate purposes.

WHEREAS, simultaneously with the issuance of the Senior Notes, Crown Holdings, Crown International, CCSC, Pledgor, as non-U.S. borrower (in such capacity, the “European Borrower”), Crown Usco, as U.S. borrower (in such capacity, the “U.S. Borrower”), CROWN Metal Packaging Canada LP, a limited partnership formed under the laws of the Province of Ontario, Canada (in such capacity, the “Canadian Borrower”), the subsidiary borrowers named therein (in such capacity, the “Subsidiary Borrowers”, together with the European Borrower and the Canadian Borrower, the “Non-U.S. Borrowers” and together with the U.S. Borrower, the “Borrowers”) intend to enter into a new senior secured credit agreement dated as of the date hereof (as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, the “Credit Agreement”, which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement to the extent permitted by the First Priority Notes Indenture and any refinancing or replacement of the Credit Agreement or one or more successor or replacement facilities whether or not with a different group of agents or lenders and whether or not with different obligors upon the Administrative Agent’s (as hereinafter defined) acknowledgment of the termination of the predecessor Credit Agreement), with the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent (in such capacity together with its successors and assigns in such capacity, the “Administrative Agent”), Deutsche Bank AG New York Branch, as the U.K. administrative agent (in such capacity together with its successors and assigns in such capacity, the “U.K. Administrative Agent”) and The Bank of Nova Scotia as Canadian administrative agent (in such capacity together with its successors and assigns in such capacity, the “Canadian Administrative Agent”), pursuant to which the Lenders have agreed to make certain Loans and issue certain Letters of Credit to or for the account of the Borrowers upon the terms and subject to the conditions set forth in the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, Pledgor will guarantee the borrowings of the Subsidiary Borrowers in respect of any Euro Revolving Loans and Canadian Revolving Loans (the “Parent Guarantee”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain of the direct and indirect Subsidiaries of Pledgor (together with each other Subsidiary of Pledgor that from time to time after the Original Effective Date guarantees the obligations of the Non-U.S. Borrowers under the Credit Agreement and the other Loan Documents, the “Guarantors”) will guarantee the Obligations of the Non-U.S. Borrowers under the Credit Agreement and the other Loan Documents (as amended, amended and restated, supplemented, replaced or otherwise modified from time to time and together with any further guarantees by the Guarantors of the Obligations of the Non-U.S. Borrowers under the Credit Agreement, the “Credit Guarantees”).

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WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Crown Développement SAS (“Crown SAS”), Pledgor or any of its subsidiaries may enter into one or more Hedging Agreements (collectively, the “Bank Related Hedging Agreements”) with one or more Lenders or their respective Affiliates or any other Person permitted under the Credit Agreement at the time such Bank Related Hedging Agreement is entered into (individually, a “Bank Related Hedging Exchanger” and, collectively, the “Bank Related Hedging Exchangers”) and it is desired that the obligations of Crown SAS, Pledgor or any of its subsidiaries under such Bank Related Hedging Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Hedging Obligations”), be secured by a Lien on and a security interest in the Collateral pursuant to this Agreement; provided that for any Bank Related Hedging Exchanger to receive the benefit of such Lien on and security interest in the Collateral, it shall execute and deliver to the Euro Collateral Agent an acknowledgment to the Euro Intercreditor Agreement (as hereinafter defined) in the form annexed thereto (each such acknowledgment, an “Intercreditor Acknowledgment”), agreeing to be bound by the terms thereof at any time prior to the payment in full of the Bank Indebtedness (as defined in the Euro Intercreditor Agreement).

WHEREAS, it is contemplated that, to the extent permitted by the Credit Agreement, Crown SAS, Pledgor or any of its subsidiaries may enter into one or more Bank Related Cash Management Agreements (as defined in the Euro Intercreditor Agreement) with one or more Lenders or their respective Affiliates or any other Person permitted under the Credit Agreement at the time such Bank Related Cash Management Agreement is entered into (individually, a “Bank Related Cash Management Exchanger” and, collectively, the “Bank Related Cash Management Exchangers”) and it is desired that the obligations of Crown SAS, Pledgor or any of its subsidiaries under such Bank Related Cash Management Agreements, including the obligation to make payments in the event of early termination thereunder (all such obligations being the “Bank Related Cash Management Obligations”), be secured by a Lien on and a security interest in the Collateral pursuant to this Agreement; provided that for any Bank Related Cash Management Exchanger to receive the benefit of such Lien on and a security interest in the Collateral, it shall execute and deliver to the Euro Collateral Agent on or after the Original Effective Date an Intercreditor Acknowledgment agreeing to be bound by the terms thereof at any time prior to the payment in full of the Bank Indebtedness.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement, Pledgor may incur certain Additional First Priority Bank Indebtedness (as hereinafter defined) pursuant to the applicable Loan Documents (as hereinafter defined) and the Indentures, which Additional First Priority Bank Indebtedness will be secured by all of the Collateral.

WHEREAS, it is contemplated that, from time to time, to the extent permitted by the Credit Agreement and the Indentures, any Euro Permitted Issuer may issue certain Additional First Priority Capital Markets Indebtedness (as hereinafter defined) which may be guaranteed by the Pledgor, pursuant to the applicable Additional First Priority Capital Markets Indebtedness Documents, which Additional First Priority Capital Markets Indebtedness will be secured by all or any part of the Collateral; provided that for any holder of any Additional First Priority Capital Markets Indebtedness to receive the benefit of such security, it shall cause its Additional First

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Priority Capital Markets Indebtedness Representative (as hereinafter defined) to execute and deliver to the Euro Collateral Agent an Intercreditor Acknowledgment agreeing to be bound by the terms thereof.

WHEREAS, on the Original Effective Date, CCSC, Crown Holdings, Existing Euro Collateral Agent, European Borrower, certain subsidiaries of European Borrower party thereto, the Existing U.K. Administrative Agent, the other parties thereto and any other persons who may from time to time become party thereto entered into that certain Euro Intercreditor and Collateral Agency Agreement, which agreement was amended and restated on the First Amendment Effective Date and is being further amended and restated as of the date hereof to give effect to the resignation of the Existing Euro Collateral Agent, the appointment of Deutsche Bank AG New York Branch as euro collateral agent, as well as to the Credit Agreement and the security interests contemplated herein (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Euro Intercreditor Agreement”).

WHEREAS, Pledgor will receive substantial benefits from the execution, delivery and performance of the obligations under the Financing Documents and is, therefore, willing to enter into this Agreement.

WHEREAS, Pledgor is or, as to Collateral acquired by such Pledgor after the date hereof will be, the legal and/or beneficial owner of the Collateral pledged by it hereunder.

WHEREAS, this Agreement is given by Pledgor in favor of the Euro Collateral Agent for the benefit of, in the case of the Equity Interests Collateral (as hereinafter defined), the Bank Secured Parties (as hereinafter defined), and in the case of the Debt Securities Collateral, the Secured Parties.

WHEREAS, pursuant to Section 9(b) of the First Amendment, the parties hereto are entering into this Agreement in order to amend and restate the First Amendment to add appropriate references to the Credit Agreement.

NOW THEREFORE, in consideration of the foregoing and other benefits accruing Pledgor, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby makes the following representations and warranties to the Euro Collateral Agent for the benefit of the Secured Parties (and each of their respective successors and assigns), as follows:

SECTION 1. Pledge. (a) As security for the payment and performance, as the case may be, in full of the Bank Obligations only, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Euro Collateral Agent, its successors and assigns, and hereby grants to the Euro Collateral Agent, its successors and assigns, for the ratable benefit of the Bank Secured Parties, a first priority security interest in all of Pledgor’s right, title and interest in, to and under (a) all the shares of Capital Stock owned by it listed on Schedule I hereto and any shares of Capital Stock of any Subsidiary obtained or formed in the future by the Pledgor to the extent required by the Credit Agreement (collectively, the “Pledged Stock”); provided that the Pledged Stock shall not include, to the extent that applicable law requires that a Subsidiary of the Pledgor to issue directors’ qualifying shares, such qualifying shares; (b) all

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other property that may be delivered to and held by the Euro Collateral Agent pursuant to the terms hereof; (c) subject to Section 5, all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (a) above; (d) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing (all the foregoing, collectively, the “Equity Interests Collateral”).

(b) The following Lien on the Debt Securities Collateral is hereby granted:

As security for the payment and performance, as the case may be, in full of the Obligations, Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Euro Collateral Agent, its successors and assigns, and hereby grants to the Euro Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a first priority security interest in all of Pledgor’s right, title and interest in, to and under the Debt Securities Collateral.

Upon delivery to the Euro Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the “Pledged Securities”) shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Euro Collateral Agent and by such other instruments and documents as the Euro Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Euro Collateral Agent may reasonably request. Each subsequent delivery of Pledged Securities shall be accompanied by a schedule describing the securities then being pledged hereunder, which schedule shall be attached hereto as a supplement to Schedule I and made a part hereof. Each schedule so delivered shall supplement any prior schedules so delivered.

TO HAVE AND TO HOLD the Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Euro Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

Notwithstanding any other provision hereof, if any Collateral constitutes Restricted Securities, then such Collateral shall not secure any Obligations constituting Exempted Indebtedness except to the extent that such Obligations constitute Restricted Secured Indebtedness; provided that if (i) any Existing Unsecured Debt is required to be secured by a Lien on such Collateral as a result of the operation of any negative pledge covenant in any indenture, agreement or instrument governing such Existing Unsecured Debt or (ii) the Existing Unsecured Debt ceases to be outstanding or no longer restricts the ability of the Pledgor to pledge Restricted Securities without also securing the Existing Unsecured Debt, then the Obligations secured hereunder shall be equal to the maximum aggregate amount of Obligations outstanding under the Financing Documents. If any Collateral constitutes Restricted Securities any payments or repayments of the Obligations shall not be deemed to be applied against, or to reduce, the amount of Restricted Secured Indebtedness that may be secured hereby.

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SECTION 2. Delivery of the Collateral. (a) Pledgor agrees promptly to deliver or cause to be delivered to the Euro Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

(b) Subject to the provisions of Article VIII of the Credit Agreement, Pledgor will cause any Indebtedness for borrowed money owed to Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Euro Collateral Agent pursuant to the terms hereof.

SECTION 3. Representations, Warranties and Covenants. Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to and with the Euro Collateral Agent that:

(a) the Pledged Stock represents that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the Capital Stock of the issuer with respect thereto;

(b) except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II, (ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto or as otherwise permitted under the Credit Agreement, and (iv) subject to Section 5, will cause any and all Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Euro Collateral Agent and pledged or assigned hereunder;

(c) Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement), however arising, of all Persons whomsoever;

(d) no consent of any other Person (including stockholders or creditors of Pledgor) and no consent or approval of any Governmental Authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

(e) by virtue of the execution and delivery by the Pledgor of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Euro Collateral Agent in accordance with this Agreement, and, subject to the completion of any post-closing obligations described in any post-closing agreement, the Euro Collateral Agent will obtain a valid and perfected first lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

(f) the pledge effected hereby is effective to vest in the Euro Collateral Agent, on behalf of the Secured Parties, the rights of the Euro Collateral Agent in the Collateral as set forth herein;

(g) all of the Pledged Stock has been duly authorized and validly issued and is fully paid and nonassessable;

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(h) all information set forth herein relating to the Pledged Securities is accurate and complete in all material respects as of the date hereof; and

(i) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

SECTION 4. Registration in Nominee Name; Denominations. The Euro Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgor, endorsed or assigned in blank or in favor of the Euro Collateral Agent; provided that the Euro Collateral Agent shall not exercise such right without the consent of the Non-U.S. Borrowers in the event an Event of Default is not continuing. Pledgor will promptly give to the Euro Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Euro Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 5. Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

(i) Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Financing Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) The Euro Collateral Agent shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (iii) below; and

(iii) Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the other Financing Documents and applicable laws. All noncash dividends, interest and principal and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision,

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combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Euro Collateral Agent and shall be forthwith delivered to the Euro Collateral Agent in the same form as so received (with any necessary endorsement).

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to dividends, interest or principal that Pledgor is authorized to receive pursuant to paragraph (a)(iii) above shall cease, and all such rights shall thereupon become vested in the Euro Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 5 shall be held in trust for the benefit of the Euro Collateral Agent, shall be segregated from other property or funds of Pledgor and shall be forthwith delivered to the Euro Collateral Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Euro Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Euro Collateral Agent in an account to be established by the Euro Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 7. After all Events of Default have been cured or waived, the Euro Collateral Agent shall, within five (5) Business Days after all such Events of Default have been cured or waived, repay to Pledgor all cash dividends, interest or principal (without interest), that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) above and which remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 5, and the obligations of the Euro Collateral Agent under paragraph (a)(ii) of this Section 5, shall cease, and all such rights shall thereupon become vested in the Euro Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise required pursuant to the provisions of the Euro Intercreditor Agreement, the Euro Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights and such permission shall be deemed to have been granted absent notice to the contrary to the Pledgor from the Euro Collateral Agent. After all Events of Default have been cured or waived, such Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

SECTION 6. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, subject to applicable regulatory and legal requirements, the Euro Collateral Agent may sell or otherwise dispose of the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Euro Collateral Agent shall deem appropriate. The Euro Collateral Agent shall be

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authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Euro Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waive all rights of redemption, stay, valuation and appraisal Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Euro Collateral Agent shall give a Pledgor ten (10) days’ prior written notice (which Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Euro Collateral Agent’s intention to make any sale of such Pledgor’s Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Euro Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Euro Collateral Agent may (in its sole and absolute discretion) determine. The Euro Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Euro Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Euro Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Euro Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6, any Secured Party may bid for or purchase, free from any right of redemption, stay, valuation or appraisal on the part of Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledgor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Euro Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Euro Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Euro Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon

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the Collateral and to sell the Collateral orally portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 6 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

SECTION 7. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 6, as well as any Collateral consisting of cash, shall be applied by the Euro Collateral Agent as provided in the Euro Intercreditor Agreement.

The Euro Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Euro Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Euro Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Euro Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 8. Euro Collateral Agent Appointed Attorney-in-Fact. Pledgor hereby appoints the Euro Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Euro Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest provided that the Euro Collateral Agent shall only take any action pursuant to such appointment upon the occurrence and during the continuation of an Event of Default. Without limiting the generality of the foregoing, the Euro Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Euro Collateral Agent’s name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Euro Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Euro Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect therefor any property covered thereby. The Euro Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

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SECTION 9. Waivers; Amendment. (a) No failure or delay of the Euro Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Euro Collateral Agent hereunder and of the other Secured Parties under the other Financing Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Financing Document or consent to any departure by Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Euro Collateral Agent (as directed by the Requisite Obligees specified in the Euro Intercreditor Agreement) and the Pledgor with respect to which such waiver, amendment or modification is to apply.

SECTION 10. Securities Act, etc. In view of the position of Pledgor in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Securities permitted hereunder. Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Euro Collateral Agent if the Euro Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Euro Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Pledgor recognizes that in light of such restrictions and limitations the Euro Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Euro Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Euro Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Euro Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after

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registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 10 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Euro Collateral Agent sells.

SECTION 11. Registration, etc. Pledgor agrees that, upon the occurrence and during the continuance of an Event of Default hereunder, if for any reason the Euro Collateral Agent desires to sell any of the Pledged Securities of such Pledgor at a public sale, it will, at any time and from time to time, upon the written request of the Euro Collateral Agent, use its best efforts to take or to cause the issuer of such Pledged Securities to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Euro Collateral Agent to permit the public sale of such Pledged Securities. Pledgor further agrees to indemnify, defend and hold harmless the Euro Collateral Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Euro Collateral Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the issuer of such Pledged Securities by the Euro Collateral Agent or any other Secured Party expressly for use therein. Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Euro Collateral Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. Pledgor will bear all costs and expenses of carrying out its obligations under this Section 11. Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 11 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 11 may be specifically enforced.

SECTION 12. Security Interest Absolute. All rights of the Euro Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, the Euro Intercreditor Agreement, any other Financing Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Euro Intercreditor Agreement, any other Financing Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

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SECTION 13. Termination or Release. (a) This Agreement and the security interest shall terminate pursuant to an in accordance with the terms of Euro Intercreditor Agreement; provided, however, this Agreement and the security interest shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or Pledgor upon the bankruptcy or reorganization of any Borrower, Pledgor or otherwise.

(b) In connection with any release of Collateral, release of Pledgor from or termination of this Agreement pursuant to and in accordance with the terms of the Euro Intercreditor Agreement, the Collateral Agent shall execute and deliver to the applicable Pledgor, at such Pledgor’s expense, all UCC termination statements and such other documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of such UCC termination statements and other documents pursuant to this Section 13 shall be without recourse to or warranty by the Euro Collateral Agent.

SECTION 14. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 12.3 of the Credit Agreement.

SECTION 15. Further Assurances. Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Euro Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Euro Collateral Agent its rights and remedies hereunder.

SECTION 16. Binding Effect; Several Agreement; Assignment. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement (as amended and restated as of the date hereof) shall become effective as to Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Euro Collateral Agent and a counterpart hereof shall have been executed on behalf of the Euro Collateral Agent, and thereafter shall be binding upon Pledgor and the Euro Collateral Agent and their respective successors and assigns, and shall inure to the benefit of Pledgor, the Euro Collateral Agent and the Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Financing Documents. This Agreement shall be construed as a separate agreement with respect to Pledgor and may be amended, modified, supplemented, waived or released with respect to Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

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SECTION 17. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Financing Document shall be considered to have been relied upon by the Euro Collateral Agent and the Secured Parties and shall survive the making by the Lenders of the Loans, and the Lender’s issuance of and participations in Letters of Credit, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

(b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed that this Agreement shall create separate security interests in the Collateral securing the Obligations, as provided in Section 1, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the security interest securing any other Obligations hereunder.

SECTION 18. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 16. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 20. Rules of Interpretation. The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

SECTION 21. Jurisdiction; Consent to Service of Process. (a) Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement or the other Financing Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court referred to in paragraph (a) of this Section. Each of the parties hereto agrees that a

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final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Euro Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Pledgor or its properties in the courts of any jurisdiction.

(b) Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Financing Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 14. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 22. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 23. [Reserved].

SECTION 24. Execution of Financing Statements. Pursuant to Section 9-509 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions, Pledgor authorizes the Euro Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Euro Collateral Agent reasonably determines appropriate to perfect the security interests of the Euro Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

SECTION 25. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such term in the Credit Agreement. For the purposes of this Agreement, the following terms shall have the following meaning:

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“Additional First Priority Bank Indebtedness” means (i) Additional Term Loans incurred by Pledgor pursuant to the Credit Agreement, which indebtedness is secured by a first priority Lien in the manner described in the Intercreditor Agreements on the Collateral and (ii) Loans incurred by Pledgor pursuant to an Additional Facility, in each case, which indebtedness is secured by a first priority Lien on the Collateral.

“Additional First Priority Capital Markets Indebtedness” means any unsubordinated indebtedness issued by a Euro Permitted Issuer issued or incurred after the date hereof (other than Additional First Priority Bank Indebtedness), to the extent permitted to be incurred by the Credit Agreement and each other Financing Document, which indebtedness is secured by a first priority Lien on the Collateral.

“Additional First Priority Capital Markets Indebtedness Documents” means any indenture, debenture, note, guaranty, purchase agreement or other document executed by a Euro Permitted Issuer in connection with the issuance of any such Additional First Priority Capital Markets Indebtedness.

“Additional First Priority Capital Markets Indebtedness Representative” means any trustee or similar representative of the holders of Additional First Priority Capital Markets Indebtedness.

“Administrative Agent” shall have the meaning assigned to such term in the preamble to this Second Amended and Restated CEH Pledge Agreement.

“Bank Obligations” shall mean, collectively, the following:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations of the Pledgor to the Lenders, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Loan Documents and the due performance and compliance by the Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Loan Documents;

(ii) to the extent any Bank Related Hedging Exchanger or Bank Related Cash Management Exchanger has executed and delivered to the Euro Collateral Agent an Intercreditor Acknowledgment on or after the Original Effective Date, in accordance with the provisions of the Euro Intercreditor Agreement, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations owing by the Pledgor to the Bank Related Hedging Exchanger party or the Bank Related Cash Management Exchanger party, respectively, whether now existing or hereafter incurred, arising out of or in connection with such Bank Related Hedging Agreement or such Bank Related Cash Management Agreement, respectively, and the due performance and compliance by the Pledgor with all the terms, conditions and agreements contained therein;

(iii) any and all sums advanced by the Euro Collateral Agent pursuant to this Agreement in order to preserve the Collateral or protect its lien and security interest in the Collateral;

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(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of the Pledgor, after an Event of Default shall have occurred and be continuing, all reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, in connection with such collection of enforcement or of any exercise by the Euro Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and disbursements and court costs; and

(v) any and all renewals, extensions and modifications of any of the obligations and liabilities referred to in clauses (i) through (iv) above, whether outstanding on the date hereof or extended from time hereafter, inclusive, as permitted by the Credit Agreement.

“Bank Related Cash Management Exchanger” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Cash Management Obligations” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Hedging Agreements” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Hedging Exchanger” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Related Hedging Obligations” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Bank Secured Parties” shall mean (a) Euro Collateral Agent (for its benefit and the benefit of the Bank Secured Parties (including any Lenders of Additional First Priority Bank Indebtedness) and the other Agents), (b) U.K. Administrative Agent (for its benefit and for the benefit of the Euro Revolving Lenders, Term B Euro Lenders, and any other Lenders that from time to time make Additional Term Loans to any Non-U.S. Subsidiary of CCSC from time to time party to the Credit Agreement (including any Lenders of Additional First Priority Bank Indebtedness), (c) Canadian Administrative Agent (for its benefit and the benefit of the Canadian Revolving Lenders from time to time party to the Credit Agreement), (d) the Bank Related Hedging Exchangers who have executed and delivered an Intercreditor Acknowledgment, if any, and (e) the Bank Related Cash Management Exchangers who have executed and delivered an Intercreditor Acknowledgment on or after the Original Effective Date.

“Borrowers” shall have the meaning assigned to such term in the Recitals to this Agreement.

“CCSC” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Collateral” means the Equity Interests Collateral and the Debt Securities Collateral.

“Credit Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

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“Credit Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Crown International” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Crown SAS” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Crown Usco” shall have the meaning assigned to such term in the Recitals to this Agreement.

“DBSI” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Debt Securities Collateral” shall mean, collectively, (i) all debt securities issued to Pledgor (including, without limitation, those listed opposite the name of Pledgor on Schedule I hereto), (ii) all debt securities, in the future issued to Pledgor and (iii) all promissory notes and any other instruments evidencing such debt securities; (b) all other property that may be delivered to and held by the Euro Collateral Agent pursuant to the terms hereof; (c) subject to Section 5, all payments of principal or interest, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clause (b) above; (d) subject to Section 5, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any and all of the foregoing.

“Default” shall mean (a) with respect to the Equity Interests Collateral, any “Default” under the Credit Agreement as such term is defined in the Credit Agreement until all Bank Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated, (b) with respect to the Debt Securities Collateral, (i) any “Default” under the Credit Agreement as such term is defined in the Credit Agreement until all Bank Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated and (ii) thereafter shall mean any “Default” under any First Priority Capital Markets Indebtedness Document (as defined in the Euro Intercreditor Agreement) until all Obligations under such First Priority Capital Markets Indebtedness Documents (as defined in the Euro Intercreditor Agreement) have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral.

“Equity Interests Collateral” shall have the meaning assigned to such term in the Recitals to this Agreement.

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“European Borrower” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Euro Collateral Agent” shall have the meaning assigned to such term in the preamble to this Agreement.

“Euro Intercreditor Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Euro Permitted Issuer” means European Borrower or any direct special purpose finance Subsidiary of European Borrower formed solely to be the issuer of any Permitted Public Debt; provided that such Person becomes a Credit Party and Section 7.14 of the Credit Agreement is complied with with respect to such special finance Subsidiary.

“Event of Default” shall mean (a) with respect to the Equity Interests Collateral, any “Default” under the Credit Agreement as such term is defined in the Credit Agreement until all Bank Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated, (b) with respect to the Debt Securities Collateral, (i) any “Default” under the Credit Agreement as such term is defined in the Credit Agreement until all Bank Obligations under the Credit Agreement, the other Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements have been indefeasibly repaid in full without any refinancing thereof through the incurrence of Indebtedness having a Lien on any Collateral (as defined in the Credit Agreement) and all Letters of Credit issued in connection with the Credit Agreement have terminated, and (ii) shall mean any “Event of Default” under any First Priority Indebtedness Document (as defined in the Euro Intercreditor Agreement) until all Obligations under such First Priority Indebtedness Documents (as defined in the Euro Intercreditor Agreement) have been indefeasibly repaid in full without any refinancing thereof through the incurrence of indebtedness having a Lien on any Collateral.

“Exempted Indebtedness” shall mean any Indebtedness or other obligation which would be considered “Exempted Indebtedness” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt as such indenture, agreement or instrument is in effect on the Original Effective Date.

“Federal Securities Laws” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Financing Documents” means, collectively, (i) in the case of the Equity Interest Collateral, the Loan Documents, the Bank Related Hedging Agreements and the Bank Related Cash Management Agreements and (ii) in the case of the Debt Securities Collateral, the Loan Documents, the Bank Related Hedging Agreements, the Bank Related Cash Management Agreements, the First Priority Notes Documents and the Additional First Priority Indebtedness Documents.

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“First Priority Notes” means the €460,000,000 in aggregate principal amount of 6 1/4% First Priority Senior Secured Notes due 2011 of European Borrower issued under the First Priority Notes Indenture.

“First Priority Notes Documents” shall mean the First Priority Notes Indenture, the First Priority Notes, the First Priority Notes Guarantees, each guaranty of the Obligations thereunder and any other document executed by Pledgor or any Guarantor in connection with the issuance of the First Priority Notes, in each case, as amended, amended and restated, supplemented, refinanced, replaced or otherwise modified from time to time, as permitted by the Credit Agreement.

“First Priority Notes Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“First Priority Notes Indenture” shall have the meaning assigned to such term in the Recitals to this Agreement.

“First Priority Notes Trustee” means Wells Fargo Bank, N.A., together with its successors and assigns in such capacity, as trustee for the holders of the First Priority Notes.

“Guarantors” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Indentures” shall mean the First Priority Notes Indenture, the Second Priority Notes Indenture, the Third Priority Notes Indenture and any indentures entered into by a Permitted Issuer in connection with any Additional First Priority Capital Markets Indebtedness.

“Intercreditor Acknowledgment” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Lenders” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Non-U.S. Borrower” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Obligations” shall mean, collectively, the following:

(i) the Bank Obligations; and

(ii) full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all Obligations of Pledgor to the holders of the First Priority Notes or any Additional First Priority Capital Markets Indebtedness, as the case may be, whether now existing or hereafter incurred under, arising out of, or in connection with the First Priority Notes Documents or any Additional First Priority Capital Markets Indebtedness Document, as the case may be, and the

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due performance and compliance by Pledgor with all of the terms, conditions and agreements contained in any First Priority Notes Documents or any Additional First Priority Capital Markets Indebtedness Document, as the case may be.

“Original Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Original Credit Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Original Effective Date” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Parent Guarantee” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Pledged Securities” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Pledged Stock” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Pledgor” shall have the meaning assigned to such term in the preamble to this Agreement.

“Refinancing” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Restricted Secured Indebtedness” shall mean, at any time, the portion of the Obligations constituting Exempted Indebtedness that is equal to the maximum aggregate amount of Exempted Indebtedness that may be secured at such time without causing any Existing Unsecured Debt to be required to be equally and ratably secured, which “Restricted Secured Indebtedness” shall secure the Obligations.

“Restricted Securities” shall mean any shares of capital stock or evidences of indebtedness for borrowed money issued by any Restricted Subsidiary and owned by CCSC or any Restricted Subsidiary.

“Restricted Subsidiary” means any subsidiary of CCSC that would be considered a “Restricted Subsidiary” under (and as defined in) any indenture, agreement or instrument governing or evidencing any Existing Unsecured Debt as such indentures, agreements or instruments are in effect on the Original Effective Date.

“Second Priority Dollar Notes” means the $1,085,000,000 in aggregate principal amount of 9 1/2% Second Priority Senior Secured Notes due 2011 of Pledgor issued under the Second Priority Notes Indenture.

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“Second Priority Euro Notes” means the €285,000,000 in aggregate principal amount of 10 1/4% Second Priority Senior Secured Notes due 2011 of Pledgor issued under the Second Priority Notes Indenture.

“Second Priority Notes” means the Second Priority Dollar Notes and the Second Priority Euro Notes.

“Second Priority Notes Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Second Priority Notes Indenture” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Second Priority Notes Trustee” means Wells Fargo Bank, N.A., together with its successors and assigns in such capacity, as trustee for the holders of the Second Priority Notes.

“Secured Parties” shall mean (a) the Bank Secured Parties, (b) the First Priority Notes Trustee (for its benefit and the benefit of the holders of the First Priority Notes) and (c) in the event any obligations in respect of Additional First Priority Capital Markets Indebtedness are to be secured by this Agreement, the Additional First Priority Capital Markets Indebtedness Representative in respect of such Additional First Priority Capital Markets Indebtedness (for its benefit and for the benefit of the holders of such Additional First Priority Capital Markets Indebtedness).

“Subsidiary Borrowers” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Third Priority Notes” means the $725,000,000 in aggregate principal amount of 10 7/8% Third Priority Senior Secured Notes due 2013 of Pledgor issued under the Third Priority Notes Indenture.

“Third Priority Notes Guarantees” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Third Priority Notes Indenture” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Third Priority Notes Trustee” means Wells Fargo Bank, N.A., together with its successors and assigns in such capacity, as trustee for the holders of the Third Priority Notes.

“U.K. Administrative Agent” shall have the meaning assigned to such term in the Recitals to this Agreement.

“U.S. Borrower” shall have the meaning assigned to such term in the Recitals to this Agreement.

[Signature Pages Follow]

CROWN EUROPEAN HOLDINGS S.A., as Pledgor

By:	/s/ Lakon Holloway
Name:	Lakon Holloway
Title:	Attorney-in-Fact

CEH Pledge Agreement

Crown European Holdings S.A.

November 2005

DEUTSCHE BANK AG NEW YORK BRANCH, as Euro Collateral Agent

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Vice President

By:	/s/ Evelyn Lazala
Name:	Evelyn Lazala
Title:	Vice President

CEH Pledge Agreement

Crown European Holdings S.A.

November 2005

Schedule I to the

Pledge Agreement

Pledged Equity Interests

Securing the Bank Obligations only:

None.

Debt Security

Securing the Obligations:

Issuer	Payee	Principal Amount	Date of Note	Maturity Date